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                                EXHIBIT 23


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                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 21, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1992 and of our report dated February 7, 1994, appearing in the USPCI, Inc. Savings Plan Annual Report on Form 11-K for the year ended December 31, 1992. We also consent to the reference to us as "Experts" in this Registration Statement.




/s/ Deloitte & Touche

DELOITTE & TOUCHE

New York, New York
February 15, 1994